Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated September 24, 2014 relating to our audits of the consolidated financial statements of S&W Seed Company that appear in this Annual Report on Form 10-K for the fiscal year ended June 30, 2014 in (i) the Registration Statement of S&W Seed Company on Form S-1 as amended under cover of Form S-3 (File No. 333-164588) declared effective on February 8, 2012, (ii) its Registration Statement on Form S-3 (No. 333-178481 declared effective on February 8, 2012); (iii) its Registration Statement on Form S-8 pertaining to the 2009 Equity Incentive Plan of S&W Seed Company (No. 333-169742); (iv) its Registration Statement on Form S-3 (No. 333-191819 declared effective on December 9, 2013); and (v) its Registration Statement on Form S-8 pertaining to the 2009 Amended and Restated Equity Incentive Plan of S&W Seed Company (No. 333-196067).

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
September 29, 2014